EXHIBIT 10.21
THIRD AMENDMENT TO CREDIT AGREEMENT
This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made as of June 5, 2008, by and among PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation (“Borrower”), the lenders signatories hereto (the “Lenders”) and WELLS FARGO FOOTHILL, INC., a California corporation, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).
W I T N E S S E T H:
WHEREAS, Borrower, Agent and the Lenders are parties to that certain Credit Agreement dated as of June 23, 2006, as amended by that certain First Amendment to Credit Agreement dated as of September 10, 2007 and as further amended by that certain Second Amendment to Credit Agreement dated as of February 22, 2008 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement);
WHEREAS, Borrower intends to purchase a portion of its Stock (the “Stock Redemption”) and such purchase is prohibited by Section 6.10 of the Credit Agreement;
WHEREAS, Borrower has requested that Agent and the Lenders agree to a certain amendment to the Credit Agreement and consent to the Stock Redemption; and
WHEREAS, Agent and the Required Lenders have agreed to amend the Credit Agreement, and consent to the Stock Redemption, on the terms and conditions provided herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Amendment to Section 6.1 of the Credit Agreement. Section 6.1 of the Credit Agreement, Indebtedness, is hereby amended by (i) deleting the word “and” at the end of subsection (d) thereof, (ii) deleting the period at the end of subsection (e) thereof and inserting a comma and the word “and” in its stead, and (iii) adding the following new clause (f) to the end thereof to read in its entirety as follows:
“(f) unsecured Indebtedness in an aggregate principal amount not to exceed $10,000,000 pursuant to that certain Second Amendment to Loan Agreement, dated as of June 5, 2008, by and between Borrower and Bank of Oklahoma, N.A.”
2. Consent. Agent and the Required Lenders hereby consent to the Stock Redemption and waive compliance with Section 6.10 of the Credit Agreement, only to the extent necessary to avoid a Default as a result of the Stock Redemption so long as (i) Borrower and its agents and representatives comply with all laws, rules, regulations and requirements applicable thereto, including, without limitation, all federal and state securities laws and all rules and regulations promulgated thereunder, the corporate laws of the State of Oklahoma and all requirements of all regulatory agencies and authorities having jurisdiction over the Borrower and it agents and representatives, including the New York Stock Exchange and the National Association of Securities Dealers, (ii) such purchase does not and will not trigger any right of first refusal, preemptive right or similar right of any Person or result in the Borrower or any of its Affiliates having any liability thereunder, (iii) such purchase does not and will not violate or result in any breach of any charter document of Borrower or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage or indenture, contract, agreement, lease, license, permit or other material instrument or arrangement to which Borrower or any of its Affiliates is a party or by which any of them is bound and (iv) the aggregate purchase price paid by Borrower in connection with such purchase shall not exceed $10,000,000 and such purchase price shall be funded solely from the Indebtedness described in Section 6.1(f) of the Credit Agreement.

3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, Agent shall have received:
(a) a counterpart of this Amendment duly executed by Borrower and the Required Lenders;
(b) an amendment fee from Borrower in the aggregate principal amount of $25,000 and such fee shall be shared by each Lender executing this Amendment on or before June 5, 2008 at 5:00 p.m. (Atlanta, Georgia time) in an amount equal to such Lender’s portion Pro Rata Share, which fee shall be fully earned when due and non-refundable when paid; and
(c) such other information, documents, instruments or approvals as Agent or Agent’s counsel may require.
4. Representations and Warranties. Borrower hereby represents and warrants as follows:
(a) Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Oklahoma;
(b) the execution, delivery and performance by Borrower of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene Borrower’s charter or by-laws, or (ii) violate the law or any material contractual restriction binding on or affecting Borrower;
(c) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by Borrower of this Amendment;
(d) each representation or warranty of Borrower set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as if such representation or warranty were made on and as of such date (except to the extent that any such representations and warranties relate solely to an earlier date);
(e) this Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and
(f) after giving effect to this Amendment, no Default or Event of Default is existing.

5. Reference to and Effect on the Loan Documents.
(a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
(b) Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Borrower has no knowledge of any challenge to Agent’s or any Lender’s claims arising under the Loan Documents or the effectiveness of the Loan Documents.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with Agent or any Lender at variance with the Credit Agreement such as to require further notice by Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein.
6. Costs and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.
7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles of such state.
8. Loan Document. This Amendment shall be deemed to be Loan Documents for all purposes.
9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or by other electronic method of transmission shall be as effective as delivery of a manually executed counterpart hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:	PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation
	By:	/s/ Steve Williamson
		Name:	Steve Williamson
		Title:	Chief Financial Officer

AGENT AND THE LENDERS:	WELLS FARGO FOOTHILL, INC., as Agent and a Lender
	By:	/s/ Kristy S. Loucks
		Name:	Kristy S. Loucks
		Title:	Vice President

COMERICA BANK, as a Lender
	By:	/s/ Gary L. Emery
		Name:	Gary L. Emery
		Title:	Vice President

TEXAS CAPITAL BANK, N.A., as a Lender
	By:	/s/ Richard L. Rogers
		Name:	Richard L. Rogers
		Title:	Senior Vice President

AIB DEBT MANAGEMENT LIMITED, as a Lender
	By:	/s/ Jean Pierre Knight
		Name:	Jean Pierre Knight
		Title:	Vice President, Investment Advisor to AIB Debt Management, Limited

	By:	/s/ Larissa Megerdichian
		Name:	Larissa Megerdichian
		Title:	Assistant Vice President, Investment Advisor to AIB Debt Management, Limited

LASALLE BANK NATIONAL ASSOCIATION, as a Lender
	By:	/s/ Scott E. Rubenstein
		Name:	Scott E. Rubenstein
		Title:	Vice President

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